Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  March 23, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
         (Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

            Texas                       0-26958                 76-0037324
(State Or Other Jurisdiction     (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
            (Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 8.01  OTHER  EVENTS

     On March 23, 2006, our wholly owned subsidiary, RCI Holdings, Inc. ("RCI") entered an Improved Property Commercial Contract (the "Agreement") with McNeil Interests, Inc., a Texas corporation ("McNeil") to purchase the real property located at 9009 Airport Blvd., Houston, Texas where we currently operate our Hummers Sports Bar and XTC South clubs. The Agreement provided for a total sales price to be paid upon closing of $1,300,000 which will consist of $500,000 in cash and 160,000 shares of our restricted common stock (the "Shares"). At the time of execution of the Agreement, RCI paid earnest money of $5,000. Closing will occur on or before April 23, 2006, upon the completion of the survey which normally occurs in transactions of this nature.

     As part of the transaction, we have agreed to file a registration statement for the resale of the Shares (the "Registration Statement") within 45 days after the Closing. Additionally, nine months after the filing of the Registration Statement, McNeil shall have the right, but not the obligation, to have RCI buy the Shares at a price of $5.00 per share at a rate of no more than 10,000 Shares per month (the "Put Option") until such time as McNeil receives a total of $800,000 from the sale of the Shares. Alternatively, McNeil shall have the option to sell the Shares in the open market upon the effectiveness of the Registration Statement. The transaction was the result of arms-length negotiations between the parties. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.


ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c) Exhibits

Exhibit Number          Description

10.1                    Improved Property Commercial Contract

99.1                    Press release dated March 27, 2006.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RICK'S CABARET INTERNATIONAL, INC.

                                         By:  /s/ Eric Langan
                                         --------------------
Date: March 27, 2006                     Eric Langan
                                         Chief Executive Officer, Chairman and
                                         Acting Chief Financial Officer